UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2014
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2014, Glu Mobile Inc. (“Glu”) agreed to acquire Cie Games, Inc., a Delaware corporation (“Cie Games”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Glu, Cie Games, Cie Digital Labs, LLC, a California limited liability company and the holder of a majority of the outstanding capital stock of Cie Games (“Parent”), Cardinals Acquisition Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Glu (“Sub I”), Cardinals Acquisition Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu (“Sub II,” and together with Sub I, the “Merger Subs”), and Shareholder Representative Services, LLC, as Stockholders’ Agent (the “Stockholders’ Agent”). Pursuant to the Merger Agreement, Glu will acquire Cie Games through the statutory merger of Sub I with and into Cie Games (the “First Merger”) with Cie Games continuing as the surviving entity of the First Merger and as a wholly-owned subsidiary of Glu, and, as part of the same overall transaction, the surviving entity of the First Merger shall merge with and into Sub II (the “Second Merger” and together with the First Merger, the “Mergers”) with Sub II continuing as the surviving entity of the Second Merger and as a wholly owned subsidiary of Glu. Cie Games, which is based in Long Beach, California, employs approximately 52 people and develops racing games for use on mobile devices and Facebook.

At the closing of the First Merger (the “Closing”), Glu will issue in exchange for all of the issued and outstanding shares of Cie Games an aggregate of (1) approximately $30 million in cash and (2) 9,982,886 shares of Glu’s common stock (the “Shares”). The number of Shares issued by Glu in connection with the Mergers was determined by dividing $70 million by the average closing price of Glu’s common stock on The NASDAQ Global Market for the ten consecutive trading days ending on the trading day immediately preceding the signing date of the Merger Agreement.  2,139,190 of the Shares will be held back by Glu for 18 months to satisfy potential indemnification claims under the Merger Agreement.  In addition, $280,000 of the cash consideration will be held back and released to the former stockholders of Cie Games to the extent Glu receives a tax refund relating to Cie Games’ operations from January 1, 2014 through the date of the Closing.

The total Shares that Glu will issue in the Mergers is subject to reduction in the event, and to the extent, that Cie Games’ closing balance sheet reflects (1) a cash balance of less than $2.5 million, (2) a cash plus accounts receivable balance of less than $6.0 million or (3) a net working capital balance of less than approximately $4.4 million.  $250,000 of the cash consideration will be held back to satisfy these potential working capital shortfalls, if any, prior to any such reduction in the Shares.

The Merger Agreement contains customary representations, warranties and covenants of each of the parties. The consummation of the First Merger is subject to approval by Cie Games’ stockholders and various other closing conditions, including obtaining certain third party consents required under existing Cie Games’ contracts. Either Glu or Cie Games may terminate the Merger Agreement if the Closing does not occur before September 30, 2014, subject to certain limited exceptions.

Glu intends to issue the Shares in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.  Glu has agreed to file a shelf registration statement with the Securities and Exchange Commission within 30 days after the closing of the First Merger to register the resale of the Shares.

In connection with the Merger Agreement, Glu has entered into Voting Agreements (the “Voting Agreements”) with each of Parent and, to the extent Shares are ever held directly by them, certain holders of membership interests in Parent (the “Members”), pursuant to which Parent and each of these Members has agreed to vote their Shares at any annual or special meeting of Glu stockholders in accordance with the recommendation of Glu’s Board of Directors on the following matters: (1) election of directors to Glu’s Board of Directors, (2) proposals relating to Glu equity plans, including, but not limited to, adopting new plans, increasing the number of shares reserved under such plans or amending the terms of such plans, or any other executive compensation matters, and (3) proposals relating to anti-takeover measures, including stockholder rights plans.

The above description of the Merger Agreement and the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference, and the Voting Agreements, which are filed as Exhibits 99.01 and 99.02 to this report and incorporated herein by reference.

The inclusion of the Merger Agreement with this report is not intended to provide investors with factual information other than the fact of the terms and conditions of the Merger Agreement. The representations and warranties included in the Merger Agreement were made by the parties for the purposes of allocating contractual risk among them and not as a means of establishing facts (and as such are subject to different standards of materiality and are qualified by a confidential disclosure letter). Only the parties to the agreement and specified third-party beneficiaries have a right to enforce the Merger Agreement or rely on the representations it contains.

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2014, Glu issued a press release announcing its financial results for the second quarter ended June 30, 2014. A copy of the press release is attached as Exhibit 99.03 to this report. In addition, on July 30, 2014, Glu made available on its corporate website at www.glu.com/investors supplemental slides that were referenced during the Company’s earnings call to discuss its financial results for the second quarter ended June 30, 2014. A copy of such supplemental slides is attached as Exhibit 99.04 to this report.

The information in this Item 2.02, including Exhibits 99.03 and 99.04 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibits 99.03 and 99.04 shall not be incorporated by reference into any registration statement or other document filed by Glu with the Securities and Exchange Commission, whether made before or after the date of this report, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Chief Executive Officer Compensation

On July 24, 2014, the Compensation Committee of Glu’s Board of Directors approved the following changes to the compensation of Niccolo de Masi, Glu’s Chief Executive Officer:

●	Mr. de Masi’s annual base salary was increased from $385,000 to $500,000, effective as of the beginning of Glu’s next payroll period; and
●
Mr. de Masi’s target bonus amount under Glu’s 2014 Executive Bonus Plan was increased from 100% to 200% of his annual base salary and his maximum bonus amount under the 2014 Executive Bonus Plan was increased from 200% to 500% of his annual base salary, effective as of January 1, 2014.

The revised target and maximum bonus amounts for Mr. de Masi under the 2014 Executive Bonus Plan are set forth in the table below:

Executive Officer	Revised 2014 Target Percentage	Revised 2014 Maximum Percentage	Revised 2014 Salary	Revised 2014 Target Bonus	Revised 2014 Maximum Bonus
Niccolo de Masi	200%	500%	$500,000	$1,000,000	$2,500,000

In addition, on July 24, 2014, the Compensation Committee modified the vesting criteria for two performance-based restricted stock units that were issued to Mr. de Masi in April 2014 (the “Performance RSUs”).  One of the Performance RSUs covering 225,000 shares vests over four years but also required that Glu’s average closing stock price for 30 consecutive trading days equal $7.00 per share or greater in order for such Performance RSU to vest (the “$7.00 Vesting Trigger”).  The other Performance RSU covering 350,000 shares also vests over four years but required that Glu’s average closing stock price for 30 consecutive trading days equal $10.00 per share or greater in order for such Performance RSU to vest (the “$10.00 Vesting Trigger”).  The Compensation Committee removed the $7.00 Vesting Trigger and the $10.00 Vesting Trigger, and, accordingly, the Performance RSUs are now only subject to vesting based on Mr. de Masi continuing to provide services to Glu.

Termination of Employment of President of Studios

On July 27, 2014, Glu informed Matthew Ricchetti, Glu’s President of Studios, that his employment with Glu was being terminated, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, made and entered into as of July 30, 2014, by and among Glu, Cie Games, Parent, Merger Subs and Stockholders’ Agent.

99.01	Form of Voting Agreement, made and entered into as of July 30, 2014, by and among Glu and Parent.

99.02	Form of Voting Agreement, made and entered into as of July 30, 2014, by and among Glu and certain of the Members.

99.03	Press release issued by Glu regarding its financial results for the second quarter ended June 30, 2014, dated July 30, 2014.

99.04	Supplemental slides made available by Glu on its corporate website on July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: July 30, 2014	By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner
Title: Vice President and General Counsel

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger and Reorganization, made and entered into as of July 30, 2014, by and among Glu, Cie Games, Parent, Merger Subs and Stockholders’ Agent.

99.01	Form of Voting Agreement, made and entered into as of July 30, 2014, by and among Glu and Parent.

99.02	Form of Voting Agreement, made and entered into as of July 30, 2014, by and among Glu and certain of the Members.

99.03	Press release issued by Glu regarding its financial results for the second quarter ended June 30, 2014, dated July 30, 2014.

99.04	Supplemental slides made available by Glu on its corporate website on July 30, 2014.

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